TECHNOLOGY  LICENSE  AGREEMENT  dated for reference the 31st day of August, 2005

BETWEEN:
               THE  PRIVATE  TREATY  MARKET  PLC  (registered  no.
               04696513) a company incorporated under the laws of England and Wales having a business office at 1 Mark Road, Hemel Hempstead, Hertfordshire, HP2 7BN


               ("PTML")

AND:
               ATLANTIC  GROUP  HOLDINGS  INC.  (no.  662421)
               a company incorporated under the laws of the British Virgin Islands, whose mailing address is c/o Caplay plc, 36 King
               Street, London   WC2E 8JS


               ("Atlantic")

WHEREAS:

A. PTML is the owner of a system to conduct private equity trading known as Private Equity Trading System ("PETS").

B. PTML, either directly or through subsidiaries, intends to grant licenses in respect of PETS for use by licensees in applicable territories, and their permitted customers and sub-licensees, and has agreed to grant to Atlantic the exclusive license to use the software programs and the associated documentation required for the use of Atlantic upon the terms and conditions hereinafter contained.

C. PTML, has spent and will spend time, money and efforts in obtaining and developing knowledge of and expertise in private equity trading, to continue to acquire and enhance applicable technology directly and through agreements with others.

D. The software required to operate the PETS System has been developed by and is owned by PTML.

E. PTML is either the owner of, or will be making application to become the owner of trademarks to be used in association with the PETS System.

F. PTML has developed substantial technical and business know-how relating to the technical and business aspects of the operation of the PETS System, which know-how is secret and substantial and which will be identified in the associated product and operations manuals.

G. Atlantic will market and operate the PETS System in Canada through its customers and sub-licensees which shall include but not be limited to banks, brokerage houses and other financial institutions and their clients in accordance with the terms of this Agreement.

H. PTML and Atlantic wish to enter into this Agreement to record their respective rights and obligations relating to the license by PTML to Atlantic of the right to operate, market and sub-license the PETS System, use the software necessary to operate the PETS System and the right to use the trademarks, the confidential disclosure by PTML to Atlantic of the know-how, the procedures for quality control (to ensure that products and services offered by PTML are of the highest standard of quality) and the licensing of incidental technology.

IN CONSIDERATION of the mutual agreements in this Agreement and subject to the terms and conditions specified in this Agreement, the parties agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS
        -----------

In this Agreement, including the recitals and the schedules, the following words and expressions have the following meanings unless the context otherwise requires:

     "Affiliate"  has  the  meaning  specified  in  Section  1.3.

     "Atlantic" means Atlantic Group Holdings Inc., a company incorporated under the laws of the British Virgin Islands.

     "British Prime" means the prime rate of interest designated as such from time to time by the Bank of England.

     "Business" means the business of operating the PETS System and offering the PETS System for use through the sale of sub-licenses and memberships and the marketing of Products for sale and services using the PETS System.

     "Confidential  Information"  will have the meaning provided in Section 8.1.

     "Control"  will  have  the  meaning  provided  in  Section  1.3.

     "Defaulting  Party"  has  the  meaning  set  out  in  Section  16.4.

     "Event  of  Default"  has  the  meaning  set  out  in  Section  16.4.

     "Generally  Accepted  Accounting  Principles"  has  the  meaning set out in
     Section  1.8.

     "Improvements"  has  the  meaning  set  out  in  Section  11.1.

     "Know-how" means all technical and business know-how, expertise, information and data relating to the technical or business aspects of the PETS System, which has been or is in the future communicated to Atlantic by or on behalf of PTML or any of its Subsidiaries or Affiliates, and whether communicated in the Manuals, in other documents, in the Software, verbally, by demonstrations or otherwise.

     "Manuals" means all instructions for users and all supporting technical, operations, sales and marketing information, whether in written, printed or electronic form including, without limitation, all functional specifications, operating procedures, training materials, security and quality standards relating to the PETS System or related products, all as may be currently available and as may be developed from time to time by PTML, for distribution to licensees of the PTML System, including all such updates and revisions, but not including any source code or algorithms.

     "Member" means any entity which becomes a member of the PETS System directly from Atlantic other than through a Sub-Licensee.

     "Nondefaulting  Party"  has  the  meaning  set  out  in  Section  16.4.

     "PETS"  means  the  Private  Equity  Trading  System  developed  by  PTML.

     "PETS System" means the system of private equity trading developed by PTML and operated by PTML's licensees, as that system may change from time to time, including without limitation all the technology, equipment infrastructure, business systems, practices, protocols and data used in that system from time to time, as referred to in Section 2.5.

     "Products" means the financial instruments and other products traded on the PETS System.

     "PTML" means The Private Treaty Market PLC, a company incorporated under the laws of England and Wales.

     "Revenue" means total revenues of Atlantic and its subsidiaries (if any) from the sale of sub-licenses, memberships and Product sales and services, and all components used in the calculation of Revenue will be determined in accordance with Generally Accepted Accounting Principles.

     "Software" means the software used for the operation of the PETS System as may be described by PTML in Schedule "A", together with any additional software added from time to time by the execution by PTML and Atlantic of a Software Addendum in the form attached as Schedule "B", describing such additional software and any specific licensing terms or restrictions which apply to such additional software.

     "Software  Addendum"  means  an  addendum  in  the  form  of  Schedule "B".

     "Software License Terms" means, in respect of any particular Software, any additional terms which apply to that Software and which are specified either in Schedule "A" or in a Software Addendum.

     "Sub-License" means any sub-license of the PETS System by Atlantic to parties authorized by Atlantic which agree to be bound by the terms of a sub-license agreement in the form approved by PTML from time to time.

     "Sub-Licensee"  means  a  party  to  whom  a  sub-license  is  granted.

     "Subsidiary"  will  have  the  meaning  provided  in  Section  1.3.

     "Term", "Initial Term" and "Additional Term" will have the meanings described for each as provided in Article 16.

     "Territory"  means  the  geographic  area  currently  named  Canada.

     "Trademark  Addendum"  means  an  addendum  in  the  form  of Schedule "D".

     "Trademarks" means the Trademarks specified in Schedule "C", together with any additional trademarks added from time to time by the execution by PTML and Atlantic of a Trademark Addendum in the form attached as Schedule "D", describing such additional Trademarks and any specific licensing terms or restrictions which apply to such additional Trademarks, and "Trademark" means any of them.

     "Trademark License Terms" means, with reference to any particular Trademark, any additional terms which apply to that Trademark and which are specified either in Schedule "C" or in a Trademark Addendum.

1.2     SCHEDULES
        ---------

The  following  schedules  are  attached  to  and  form  part of this Agreement:

                Schedule                  Title
                --------                  -----
                A                         Software

                B                         Software Addendum

                C                         Trademarks

                D                         Trademark Addendum

                E                         Royalty

1.3     AFFILIATES, SUBSIDIARIES AND CONTROL
        ------------------------------------

For  the  purposes  of  this  Agreement:

     (a) one body corporate is affiliated with another body corporate if one of them is the subsidiary of the other or both are subsidiaries of the same body corporate or each of them is controlled by the same person; and

     (b) if two bodies corporate are affiliated with the same body corporate at the same time, they are deemed to be affiliated with each other.

For the purposes of this Agreement, a body corporate is a subsidiary of another body corporate if:

     (c) it is controlled by (i) that other body corporate, (ii) that other body corporate and one or more bodies corporate each of which is controlled by that other body corporate, or (iii) two or more bodies corporate each of which is controlled by that other body corporate; or

     (d) it is a subsidiary of a body corporate that is a subsidiary of that other body corporate.

For the purposes of this Agreement, a body corporate is controlled by a person or by two or more bodies corporate if:

     (e) securities of the body corporate to which are attached more than 50% of the votes that may be cast to elect directors of the body Corporate are held, other than by way of security only, by or for the benefit of that person or by or for the benefit of those bodies corporate; and

     (f) the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the body corporate.

1.4     ENTIRE AGREEMENT
        ----------------

This Agreement expresses the entire agreement between the parties and supersede all previous invitations, proposals, letters, correspondence, negotiations, promises, agreements, covenants, conditions, representations and warranties with respect to the subject matter of this Agreement. There is no representation, warranty, collateral term or condition or collateral agreement affecting this Agreement, other than as expressed in writing in this Agreement.

1.5     AMENDMENTS
        ----------

No change or modification of this Agreement will be valid unless it is in writing and signed by each party to this Agreement.

1.6     INVALIDITY OF PARTICULAR PROVISION
        ----------------------------------

If any provision of this Agreement or any part of any provision (in this Section called the "Offending Provision") is declared or becomes unenforceable, invalid or illegal for any reason whatsoever including but not detracting from the generality of the foregoing a decision by the competent courts, legislation, statutes, or other bylaws or regulations or any other requirements having the force of law, then the remainder of this Agreement will remain in fill force and effect as if this Agreement had been executed without the Offending Provision.

1.7     CURRENCY
        --------

Unless otherwise specified all sums of money expressed in this Agreement are expressed in the lawful money of Canada.

1.8     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
        ----------------------------------------

All accounting terms not defined in this Agreement have those meanings generally ascribed to them in accordance with International Accounting Standards set down by the International Accounting Standards Committee.

1.9     NUMBER AND GENDER
        -----------------

Unless the context of this Agreement otherwise requires, to the extent necessary so that each clause will be given the most reasonable interpretation, the singular number will include the plural and vice versa, the verb will be construed as agreeing with the word so substituted, words importing the masculine gender will include the feminine and neuter genders, words importing persons will include firms and corporations and words importing firms and corporations will include individuals.

1.10     HEADINGS AND CAPTIONS
         ---------------------

The headings and captions of sections and paragraphs contained in this Agreement are all inserted for convenience of reference only and are not to be considered when interpreting this Agreement.

                                    ARTICLE 2
                   PURPOSE OF THE TECHNOLOGY LICENSE AGREEMENT

2.1     THE PURPOSE OF THE TECHNOLOGY LICENSE AGREEMENT
        -----------------------------------------------

The  purpose  of  this  Agreement  is  as  described  in  the  Recitals.

2.2     APPOINTMENT OF ATLANTIC
        -----------------------

PTML hereby grants to Atlantic during the Term of this Agreement and subject to the terms and conditions of this Agreement, the right within the Territory to carry on the Business under the Trademarks, utilizing the PETS System, the Software and the Know-how. For clarity, PTML does not grant to Atlantic the right to carry on the Business from a location outside of the Territory.

2.3     EXCLUSIVITY
        -----------

PTML confirms that it has not granted, and agrees that during the Term it will not grant, the rights described in Section 2.2 to any person residing within the Territory, other than Atlantic. However, Atlantic acknowledges that because of the global nature of the Business, PTML licensees residing outside of the Territory may handle transactions originating from or involving parties located or residing in the Territory. PTML agrees to provide notice in writing to Atlantic of any transactions originating from or involving parties residing in the Territory within 30 days of becoming aware of same. PTML agrees not to actively encourage or solicit transactions originating from or involving parties located or residing in the Territory either directly or through other PTML licensees.

2.4     TERRITORY
        ---------

Atlantic will not directly or indirectly operate the Business or the PETS System from a location outside of the Territory, without the prior written consent of PTML. PTML covenants that all other PTML Licensees will be strictly prohibited (as is PTML pursuant to Section 2.2 hereof) from carrying on the business provided for in their license from a location outside of their assigned territory.

2.5     THE PETS SYSTEM
        ---------------

Through a network of licensees (including Atlantic), PTML is providing a system of private equity trading. The foundation of this system and the essence of this Agreement is the adherence by Atlantic to the standards and policies of PTML, to provide for the uniform operation of the PETS System including, but not limited to, the use only of prescribed Software and equipment, the appropriate use of the Trademarks, and strict adherence to PTML's prescribed standards of quality and service in the operation of the Business. Atlantic's compliance with the foregoing requirements, in conjunction with PTML's Trademarks, provides the basis for the valuable goodwill and worldwide acceptance of the PETS System for the benefit of Atlantic, PTML and other PTML licensees. The provisions of this Agreement will be interpreted to give effect to the intent of the parties stated in this Section, so that the Business will be operated in conformity to the PTML System through strict adherence to PTML's standards and policies as they exist now and as they may be modified by PTML from time to time.

2.6     CHANGES
        -------

Atlantic acknowledges that the Business is subject to rapid changes in technology and in its business environment. Atlantic agrees that PTML will be making changes in PTML's discretion from time to time to the PETS System, the Products, the Software and the Trademarks, some of which may be substantial, and in particular may involve discontinuing availability of one or more of the Products. Atlantic agrees to incorporate any such changes in its operation of the Business.

                                    ARTICLE 3
                            GENERAL COVENANTS OF PTML

3.1     INITIAL OBLIGATIONS OF PTML
        ---------------------------

To assist Atlantic to establish its operations and to establish the Business within the Territory, PTML will have the following initial obligations:

     (a) At its reasonable discretion, PTML will assist, with best efforts, Atlantic to establish and operate the Business in the Territory;

     (b) PTML will advise and co-operate with Atlantic, as PTML considers reasonably appropriate, with regard to the adaptation of the PETS System, Products, Software and Know-how to the local conditions of the Territory;

     (c) PTML will provide to Atlantic one complete set suitable for reproduction with permission or electronic access to the current Manuals in English;

     (d) PTML will train Atlantic training personnel in the correct operation of the Business. This initial training will consist of initial introductory courses in the operation of the PETS System, the Products, the Software and various operational tools; and

     (e) PTML will provide such operational support as PTML reasonably considers necessary or appropriate for a period to be mutually agreed between PTML and Atlantic, which period will be during the first six months of the Term, by providing suitably qualified staff in such numbers and for such periods as PTML reasonably considers necessary to assist the efficient launch of the Business in the Territory. Atlantic will pay the expenses of such staff.

3.2     PTML'S CONTINUING OBLIGATIONS
        -----------------------------

To assist Atlantic in the continuing operations of the Business in the Territory, PTML will have the following additional obligations:

     (a) At PTML's discretion, an interim team of people with requisite skills will be made available to provide support for Atlantic, the cost of which shall be paid by Atlantic;

     (b) PTML will provide to Atlantic further advice and support concerning the correct operation of the Business by providing, at the cost of Atlantic, periodic refresher courses at such locations, inside or outside of the Territory, and at such times, as PTML considers necessary, in its sole discretion;

     (c) PTML will provide to Atlantic a Trouble Shooting Service, as described in Section 6.3, and the assistance of the PTML help desk. PTML will also provide consulting services on request, according to a mutually acceptable fee schedule; and

     (d) PTML will ensure that the Manual is kept up to date, to include changes due to any alterations or improvements in or to the operation of the Business or the PETS System.

                                    ARTICLE 4
                        GENERAL COVENANTS OF PETS CANADA

In order to protect the intellectual property rights of PTML, to maintain the common identity and reputation of PTML, the PETS System and the network of PTML licensees, and to maintain the uniform high standards of the Business, Atlantic covenants as provided in this Article:

4.1     SOFTWARE
        --------

Atlantic will use only the Software provided by PTML, and such other software and equipment as may be approved from time to time by PTML

4.2     INITIAL ACQUISITION OF EQUIPMENT
        --------------------------------

Atlantic will acquire the equipment necessary to properly carry on the Business, as PTML may specify in accordance with this Agreement.

4.3     TRAINING
        --------

Atlantic will cause its employees to take such training as PTML may consider necessary.

4.4     MANUALS
        -------

Atlantic will diligently follow and apply the technical and business techniques described from time to time in the Manuals.

4.5     DESIGNATION
        -----------

On all literature, Atlantic will describe itself as a licensee of PTML and will also acknowledge ownership of trade-marks and such other licenses acquired by PTML.

4.6     DILIGENCE
        ---------

Atlantic will use its best efforts to maintain the highest standards in all matters connected with the Business. Atlantic will carry on the Business diligently and in a manner in all material respects satisfactory to PTML, and provide proof to PTML as may reasonably be required by PTML from time to time, so as to maintain the image and reputation of PTML and of its network of licensees and of the PTML System.

4.7     NAME
        ----

Without the prior written consent of PTML, Atlantic will not use the name "PETS" or any name resembling it as part of its company name, either during or after the termination of this Agreement. PTML consents to the use by Atlantic or a Subsidiary of Atlantic of the name "PETS Canada" or "Canadian Private Equity Trading System" or such similar name as may be agreed between the parties while Atlantic is using the PETS System in accordance with the terms of this Agreement. Atlantic hereby assigns to PTML and agrees to cause its Subsidiary to assign PTML all rights to use the name "PETS" which either of them may have or may acquire through use or otherwise.

4.8     ACCESS TO PREMISES
        ------------------

Atlantic will permit PTML or its agents, on 24 hours notice, to enter any premises of Atlantic and any Subsidiary to inspect the manner in which the Business is being run, to speak to the staff of Atlantic and any Subsidiary about the Business, and to ensure that the standards associated with the PETS System, and the Trademarks are being achieved and maintained and to ensure that Atlantic and any Subsidiary are complying with the requirements of this Agreement and the Manual.

4.9     REPORTS
        -------

Atlantic will provide to PTML monthly reports on the Business on the second Monday of each month or, if that day is a public holiday, on the next business day, in such form as may be reasonably required by PTML from time to time.

4.10     COMPLIANCE WITH LAWS
         --------------------

Atlantic will comply with all local, national and supra-national statutes, by-laws and other regulations or requirements from time to time in force relating to the operation and conduct of the Business, with particular regard to ensuring that all statutory requirements as to safety standards and precautions are observed at all times. Atlantic will obtain all permits and approvals from local, national or supra-national government, industrial or similar authorities which are required at law or which, in the opinion of PTML acting reasonably, are desirable for the conduct of the Business in the Territory or for the use of the PETS System in the Territory.

4.11     CONFIDENTIALITY AND NON-COMPETITION
         -----------------------------------

Atlantic will be bound by the terms of, and will ensure that each of its employees (including but not limited to its directors) and subcontractors sign an undertaking of confidentiality and non-competition in the form attached as Schedule "F" prior to being permitted access to any of the Know-how or Confidential Information.

4.12     PROMOTIONAL AND ADVERTISING MATERIAL
         ------------------------------------

Atlantic will ensure the uniformity in the design and quality of all promotional and advertising material used in the Business by ensuring that such material is supplied by or has the prior written approval of PTML, and in particular that Atlantic only uses PTML designs and Trade-marks as may be directed by PTML from time to time.

4.13     NO ENCUMBRANCES
         ---------------

Without first obtaining the prior written consent of PTML, Atlantic will not mortgage, charge, pledge, grant security interest in or otherwise encumber the Business, this Agreement, or any of the rights granted to Atlantic under this Agreement.

4.14     INSURANCE
         ---------

Atlantic will insure with a major reputable insurance company acceptable to PTML, acting reasonably, to acquire such insurance as is deemed adequate by PTML, acting reasonably, against all normal and reasonably foreseeable risks relating to the conduct of the Business as approved by PTML including product liability howsoever arising, negligence and other acts and omissions by Atlantic and any person for whom Atlantic is responsible, all public and employees' liability, death of and injury to any customer and any other person, and damage to any motor vehicle used by Atlantic. Atlantic will provide copies of such insurance policies and proof of premium payments to PTML upon request.

4.15     NOTIFICATION OF COMPETITORS
         ---------------------------

Atlantic shall immediately notify PTML in writing of the details of any party seeking to compete with the Business or the PETS System, and of any similar concepts or businesses, in the Territory.

4.16     STANDARDS AND REPUTATION
         ------------------------

Atlantic will not bring the Business into disrepute, and at all times will maintain the high standards associated with the PETS System.

4.17     ENQUIRIES
         ---------

Atlantic will immediately refer to PTML any enquiry regarding or request for the use of the PETS System outside of the Territory.

4.18     INFORMATION
         -----------

Where permitted by any securities regulatory authority having jurisdiction, Atlantic will provide to PTML the following information on a timely basis:

     (a) all quality assurance studies in respect of the PETS System, the Products or the Business;

     (b)  all  information on failure rates for the PETS System or the Products;

     (c) all information on problems relating to the PETS System or the Products either known to or reported to Atlantic;

     (d)  all  system  performance studies and maintenance or repair statistics;

     (e) all information relating to any product liability or similar claims and legal proceedings in respect of product liability or similar claims;

     (f) all marketing studies including, without limiting the generality of the foregoing, consumer responses, sales figures and customer profiles;

     (g) quantitative data on sales, such as (by way of example only) by PETS System, by Product, by customer or by location; and

     (h)  any  other  information  reasonably  requested  by  PTML.

4.19     WRITTEN APPROVAL
         ----------------

In all cases where the approval of PTML is required, Atlantic will seek and obtain such approval in writing notwithstanding that any such approval may have been given orally in the first instance.

4.20     USE OF KNOW-HOW
         ---------------

Atlantic will not use any of the Know-how for any purpose other than the exploitation of the Business for the benefit of Atlantic

4.21     COMMUNICATION OF KNOW-HOW
         -------------------------

Atlantic will communicate to PTML in writing any material Know-how gained from experience in carrying on the Business and will allow PTML and its other licensees non-exclusive, cost free use of such Know-how resulting from that experience.

4.22     ADVERTISING AND PROMOTION
         -------------------------

For the first year of this Agreement, Atlantic will spend such amount on advertising and promotion as is necessary to promote the Business in the Territory as agreed between the parties from time to time acting reasonably, having regard for the overall worldwide development of the PETS System and with a target of generating a minimum of $1,000,000 in Royalties to PTML in every year of this Agreement. Atlantic will have the right to conduct such advertising and promotions in respect of the Business as Atlantic, in its reasonable discretion, may desire, provided that:

     (a) Atlantic will advertise and promote only in a manner that will reflect favourably on PTML, the PETS System, the Products and the good name, goodwill and reputation of each of them;

     (b) Atlantic will submit in writing to PTML for its prior written approval, which approval will not be unreasonably withheld or unduly delayed, all advertising and promotions to be used by Atlantic. Until PTML gives its prior written approval to the use of such advertising and promotions, Atlantic will not use or proceed with them;

     (c) Atlantic acknowledges that PTML and its Subsidiaries and Affiliates are the exclusive owners of all copyright in all advertising and promotional material prepared by or on behalf of PTML, which shall be deemed to include all such material approved by PTML. Atlantic hereby assigns to PTML any and all copyright Atlantic may have or acquire in any advertising or promotional materials developed or to be developed by or for Atlantic; and

     (d) Atlantic acknowledges that PTML and its subsidiaries and Affiliates are the exclusive owners of all trademark rights in all advertising and promotional material prepared by or on behalf of PTML, which shall be deemed to include all such material approved by PTML. Atlantic hereby assigns to PTML any and all trademark rights Atlantic may have or acquire in any advertising or promotional materials developed or to be developed by or for Atlantic.

4.23     TAXES
         -----

Atlantic will pay all taxes due and payable due to or resulting from the execution of this Agreement, but shall not be liable for any taxes of PTML and shall be entitled to withhold (for the account of PTML and not Atlantic) any amount required to be withheld by the governing laws in the Territory with respect to any payments to PTML hereunder.

4.24     NOTICE OF CLAIMS
         ----------------

Atlantic will notify PTML in writing immediately of any accident, injury, occurrence or event that may give rise to a liability of, or claim against, PTML or Atlantic or a Subsidiary or Affiliate of either of them or which could materially affect the business of PTML or Atlantic or a Subsidiary or Affiliate of either of them, In no event will such notice be provided later than the date on which Atlantic notifies its insurance company.

4.25     WARRANTIES
         ----------

Atlantic will not make any statements, representations or claims and will give no warranties to any customer or potential customers in respect of the Business or the PETS System, the Products or the Software, except those which have been specifically authorized by PTML either in writing or in the Manuals in force at the relevant time.

4.26     CORRUPT PRACTICES
         -----------------

Atlantic will not, and Atlantic will ensure that each of its employees do not, knowingly offer or make payments, or offer or provide anything of value, to officials of any government with the intent to influence the governmental actions of those officials in a way that would violate applicable national, federal, state or local laws against corrupt practices or payments, or relating to incidental record keeping requirements.

4.27     EXPORT LICENSING AND CUSTOMS
         ----------------------------

Atlantic will ensure that it acts in compliance with local applicable laws and regulations relating to the authorization of exports and re-exports, imports duties, marking of goods and all other customs requirements, and will, to the extent such laws are applicable, act in compliance with all Canadian applicable laws and regulations regarding the same.

4.28     EXCLUSIVITY
         -----------

Without limiting the generality of the other obligations of Atlantic specified in this Agreement, Atlantic will to the extent possible use only the PETS System for all of its private equity trading services.

4.29     NON-COMPETITION
         ---------------

During the term of this Agreement, PTML covenants that it will not, except through Atlantic, and Atlantic covenants that it will not, be interested or concerned (whether as a shareholder, partner, member, proprietor, joint venture participant, consultant, contractor or otherwise), directly or indirectly, or through any Subsidiary or Affiliate, in any person, firm, company or business engaged in or interested or concerned in any business which directly competes with or which will cause material adverse effect to the business of Atlantic including, without limiting the generality of the foregoing, any business that involves the establishment or maintenance of a private equity trading system.

                                    ARTICLE 5
                                 QUALITY CONTROL

5.1     QUALITY CONTROL SPECIFICATIONS
        ------------------------------

In order to protect the intellectual property rights of PTML and maintain the common identity and reputation of PTML, the PETS System and the network of PTML licensees, Atlantic will, at a minimum, comply with the quality control, service inspection testing and safety specifications and requirements provided from time to time by PTML for the Business. Atlantic will permit

PTML, at its own expense, to inspect the Business operations of Atlantic generally, in order to determine if Atlantic has adhered to such standards;
provided that PTML and its relevant employees and agents shall execute any confidentiality undertaking generally requested by Atlantic and disclose only such information which may be legally disclosed to PTML pursuant to Canadian federal and provincial privacy legislation. Atlantic acknowledges and agrees that maintaining the highest possible quality and service standards for the PETS System is to be accorded the highest possible priority. Nothing contained in this Section shall reduce the obligation of Atlantic to operate the PETS System in compliance with the applicable securities laws of the Territory.

                                    ARTICLE 6
                                SOFTWARE LICENSE

6.1     SOFTWARE LICENSE
        ----------------

Subject to the terms of this Agreement including, without limiting the generality of the foregoing, any Software License Terms which are specified either in Schedule "A" or in a Software Addendum, PTML grants to Atlantic an exclusive license in the Territory to use the binary code of the Software only for the Business, and only at the location and on the equipment specified by PTML and specified in writing in Schedule "A" or in a Software Addendum, PTML acknowledges that the license granted in this Section does permit Atlantic to sub-license the use of the PETS System in the Territory to authorized Sub-licensees. Atlantic acknowledges that such sub-license does not permit the use of all or any part of the Software by any third party, unless otherwise expressly permitted in Schedule "A" or in a Software Addendum. Atlantic acknowledges that the license granted in this Section does not permit Atlantic or its Sub-licensees to have the use of the source code of the Software.

6.2     DELIVERY AND DELIVERABLES
        -------------------------

PTML will deliver each item of the Software to Atlantic as and when available, unless otherwise specifically provided in Schedule "A" or in a Software Addendum. Delivery of the Software may be delayed by PTML if it is necessary for PTML or its Subsidiaries or Affiliates to obtain export permission from any applicable government department of any country having jurisdiction over such distribution. PTML will deliver each item of the Software to Atlantic by such means as PTML may reasonably select, without charge except as expressly provided in this Agreement or other written agreement between PTML and Atlantic. If an item of the Software is lost or damaged during delivery, PTML will replace that item of the Software at no additional cost. Together with each item of the Software, PTML will deliver any Manuals or other documentation specified in Schedule "A" or in a Software Addendum. Each item of the Software is deemed to have been accepted by Atlantic upon the earlier of Atlantic communicating that acceptance to PTML or the first commercial use by Atlantic of that item of the Software.

6.3     SUPPORT SERVICES
        ----------------

PTML, or a designated Subsidiary or Affiliate, will provide the following software support services to Atlantic, at no cost to Atlantic:

     (a)  Telephone  or  Electronic  Technical  Support. PTML, or its designated
          ---------------------------------------------
          Subsidiary or Affiliate, will provide reasonable telephone or electronic technical support during Canadian regular business hours, five days a week, from a support location designated by PTML, for those personnel of Atlantic who are designated by Atlantic and who support the Software.

     (b)  Fixes.  If Atlantic experiences a problem with an item of the Software
          -----
          which prevents all useful work from being done, PTML will commence work (or cause the applicable third party responsible for that item of the Software to commence work) within 24 hours of being informed of such problem, and will use its best efforts to provide a fix or a work around as quickly as possible. PTML will use its best efforts to correct any other problems in the next general release of the Software.

     (c)  New Versions and Releases. PTML will provide new versions and releases
          -------------------------
          of the Software, which may contain either or both enhancements to existing functions and corrections to minor defects which have been reported reasonably in advance of the version or release date, as such new versions and releases are made available by PTML to its licensees.

     (d)  Designated  Site.  The  support  services  provided  by  PTML  or  its
          ----------------
          designated Subsidiary or Affiliate will be provided to a single site of Atlantic to be designated by written notice from Atlantic to PTML. The location of the designated site may be changed by 14 days prior notice in writing from Atlantic to PTML.

     (e)  Product  Support.  Software support services will only be provided for
          ----------------
          the current release of the item of Software in effect from time to time. If Atlantic requests software support services from PTML, and the cause of the reported problem is subsequently determined by PTML to be the result of the use of a release of the item of Software which is not supported, or modifications made to the Software by persons other than PTML or its Subsidiaries or Affiliates, or malfunctioning computer hardware or other software or abnormal operating conditions or accidental damage to the item of Software (electrical or otherwise), then Atlantic will pay PTML on a time and materials basis for the performance of such services at PTML's then current rates for such services.

6.4     SOFTWARE EDUCATION SERVICES
        ---------------------------

Upon request by Atlantic, PTML or its designated Subsidiary or Affiliate will provide software education and training services to Atlantic, at no cost to Atlantic, once for each product offered. PTML and Atlantic will mutually determine the time, duration, size of class and number of instructors prior to each course. Atlantic may videotape the courses for internal use only. Education services will be delivered at Atlantic's office in Toronto, Canada unless otherwise agreed between PTML and Atlantic. If education services are at a location requested by Atlantic, then Atlantic will reimburse PTML for the travel and living expenses of PTML's personnel.

6.5     LIMITED WARRANTY ON SOFTWARE
        ----------------------------

PTML has granted a limited warranty to begin on the date of delivery of any item of the Software to Atlantic and to expire at the earliest of:

     (a) the expiration of 60 days, provided that Atlantic has not, prior to that date, advised PTML in writing of any failure of the item of Software to conform with the specifications for that item of Software as set forth in the Manuals for that item of Software;

     (b) the expiration of 30 days from the date of delivery of a corrected item of Software to Atlantic, if PTML has been required to correct identified non-conformities pursuant to this warranty; or

     (c) the date upon which the item of Software is first used on a commercial basis by Atlantic.

During the warranty period, PTML warrants that, upon receipt from Atlantic of a written explanation of any failure of the item of Software to conform with the functional specifications set forth in the Manuals for that item of Software, including sufficient detail to permit PTML (or the responsible third parties) to correct them, PTML will use its best efforts to correct (or have the applicable third parties correct) the non-conformities. Upon delivery of the corrected item of Software, the warranty period will be extended pursuant to clause (b) above. The sole remedy of Atlantic for any breach of the warranty in this Section will be the right to require PTML to use its best efforts to correct the non-conformities.

6.6     WARRANTY ON SOFTWARE SUPPORT SERVICES
        -------------------------------------

PTML warrants that the software support services to be provided by PTML to Atlantic will be performed to the standards of care and diligence normally practised by recognized software firms performing services of a similar nature. The sole remedy of Atlantic for any breach of this warranty will be the right to require PTML to reperform the services on a timely basis.

6.7     WARRANTY EXCLUSIONS
        -------------------

THE FOREGOING WARRANTIES, THE WARRANTIES IN SECTION 6.13 AND THE SOFTWARE SUPPORT SERVICES TO BE PROVIDED UNDER SECTION 6.3, ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS. PTML, ITS SUBSIDIARIES AND AFFILIATES, AND THE PERSONS FROM WHOM PTML HAS OBTAINED ITS RIGHTS IN RELATION TO THE SOFTWARE, MAKE NO OTHER WARRANTY OR CONDITION, EXPRESS OR IMPLIED, AND THERE ARE EXPRESSLY EXCLUDED ALL IMPLIED OR STATUTORY WARRANTIES OR CONDITIONS OF DURABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

6.8     FURTHER WARRANTY EXCLUSIONS
        ---------------------------

The above warranties will not apply if the Software has been subjected to malfunctioning computer hardware or software or abnormal operating conditions, or has been damaged accidentally (electrically or otherwise) or if any problem in respect of the performance of the Software is caused in whole or in part by modifications to the Software made by Atlantic or by any third party for Atlantic. If Atlantic requests correction of a non-conformity in accordance with the foregoing warranty provisions and the cause of the reported nonconformity is determined by PTML to be the result of any deed or thing referred to above, then Atlantic will pay for the time and expense which PTML will have incurred to investigate the reported non-conformity, at PTML's then current rates for such services.

6.9     OPERATION OF SOFTWARE
        ---------------------

Atlantic acknowledges that PTML does not represent or warrant that the operation of the Software will be error free or that the operation of the Software will not be interrupted by reason of any defect in the Software.

6.10     LIMIT ON PTML'S LIABILITY
         -------------------------

Atlantic agrees that the aggregate liability of PTML and its Subsidiaries and Affiliates and their directors, officers, employees and agents arising out of contract, negligence, strict liability, tort or warranty, or for any breach or default entitling Atlantic to rescind or for breach of condition or fundamental term or fundamental breach or otherwise, and related directly or indirectly to the Software, will not exceed in total the sum of CDN$1,000,000 for all such claims, determined using the exchange rate in effect at the time of payment.

6.11     LIMITATION PERIOD
         -----------------

No action, regardless of form, arising out of this Agreement may be brought by Atlantic against PTML more than two years after the cause of action has arisen.

6.12     PTML RIGHTS TO LICENSE
         ----------------------

PTML warrants that PTML is a licensed user of, or owns, or that PTML has obtained from the owner or authorized distributors and will at all relevant times acquire and retain, all such rights and interests in and to the Software as are necessary and sufficient to grant to Atlantic the licenses specified in this Agreement.

6.13     SOFTWARE INFRINGEMENT CLAIMS
         ----------------------------

PTML will indemnify and hold harmless Atlantic and will defend, at its own expense, any threatened or actual suit against Atlantic based upon a claim that the Software, its use, or the documentation infringes upon a patent, copyright, trade secret or other intellectual property right of any third party anywhere in the world, and will pay any settlement, costs and damages awarded, subject to Sections 6.10 and 6.11, provided that:

     (a) such infringement has not resulted from a modification of the Software which has been effected by or for Atlantic or from Atlantic combining the Software or a portion of the Software with any other program or data and such infringement does not result from the use of a particular release of the Software where such infringement would not have resulted from the use of a later release of the Software;

     (b) PTML is notified in writing promptly of any notice received by Atlantic of any claim or of any threatened or actual suit;

     (c) PTML will have the right to control the defense of any claims, suits or proceedings and Atlantic will not settle any claims, suits or proceedings without the consent of PTML; and

     (d) at PTML's request and expense, PTML is given sufficient information and other assistance by Atlantic for the defense of the same.

Following receipt of a notice of any such claim or of any such threatened or actual suit, PTML may, at its option, either procure such rights as may be required or modify the Software or documentation in a manner sufficient to assure Atlantic the right to continue to use the Software in the manner contemplated by this Agreement. This section states the entire liability of PTML in respect of intellectual property rights in the Software or documentation wherever and whenever subsisting.

6.14     PTML OWNERSHIP
         --------------

Atlantic acknowledges that the Software and all products developed by Atlantic from the Software (including translations, compilations, partial copies, derivations, modifications and updated works and whether of binary code, source code, documentation or otherwise) and all copyright, patent and other intellectual property rights in respect of any of them remain the sole and exclusive property of PTML (or where applicable, the entity from whom PTML may have licensed the same) and except as expressly provided in this Agreement or otherwise in writing executed by PTML, no rights in respect of any of them will vest in Atlantic or its associates.

6.15     RESTRICTIONS ON MODIFICATION
         ----------------------------

To the extent permitted at law, Atlantic waives any rights Atlantic may have or may subsequently acquire, under copyright legislation or otherwise, to adapt, modify, convert or translate the Software.

                                    ARTICLE 7
                               TRADEMARK LICENSES

7.1     RIGHT OF USE
        ------------

PTML authorizes Atlantic to use the Trademarks itself, during the Term, in accordance with the terms of this Article 7 and subject to the laws of the Territory and solely for the purpose of promoting the Business. In any use of the Trademarks, Atlantic will comply with the reasonable directions of PTML.

7.2     SUBLICENSING OF TRADEMARKS
        --------------------------

Atlantic is not by this Agreement granted the right to, and Atlantic will not, grant any Sub-license to others to use any of the Trademarks except as authorized under an approved Sub-license agreement. Where licensing of third parties is necessary to facilitate operation of the Business in the Territory by Atlantic, PTML will upon written request by Atlantic and at Atlantic's expense license those third parties to use the Trademarks on the terms contained in an approved Sub-license agreement or if such terms are not contained in a standard Sub-license agreement, on such terms as PTML considers necessary or advisable to protect PTML's exclusive rights in respect of the Trademarks.

7.3     NO DAMAGE TO GOODWILL OR TRADEMARKS
        -----------------------------------

Atlantic will not do anything to prejudice or damage the goodwill in the Trademarks or the reputation of PTML

7.4     TRADEMARK INFRINGEMENT BY THIRD PARTIES
        ---------------------------------------

If Atlantic becomes aware of any infringement of any of the Trademarks by any other party trading with trademarks similar or identical to the Trademarks, then Atlantic will immediately notify PTML in writing of the details of such infringement, and provide to PTML all information within its possession or control relating to such infringement. PTML will decide, in its sole discretion, what action to take against the alleged infringer, if any. Atlantic will co-operate with and assist PTML as required by PTML. Atlantic has no right to take any legal action or to settle any dispute in its own name without the prior written consent of PTML, which consent PTML may give or withhold in its sole discretion, Unless otherwise agreed between PTML and Atlantic, all proceeds from any action will belong to PTML.

7.5     EXTENT OF USE
        -------------

Atlantic will use the Trademarks in connection with the Business strictly in accordance with this Agreement, and will not use any other trademarks or names in connection with the Business, without the prior written approval of PTML. Atlantic will ensure that any items regularly used by Atlantic in the Business will carry such Trademarks, words, devices, designs or any combination of them, with such prominence and colour as may be specified by PTML.

7.6     PTML REQUIREMENTS
        -----------------

Atlantic will comply with all reasonable requirements from time to time specified by PTML with regard to the standards to be maintained regarding the products or services to be supplied in association with the Trademarks, and the use and presentation of the Trademarks including, without limitation, any such requirements as may be specified pursuant to Article 5 or in Schedule "C" or in any Trademark Addendum. Unless otherwise authorized or directed by PTML in writing, each time that Atlantic uses a Trademark it will include a statement such as the following:

"[insert Trademark] is a Trademark of The Private Treaty Market Plc, used under license."

7.7     REGISTERED USER APPLICATION
        ---------------------------

If required by PTML, Atlantic will join with PTML at PTML's expense in making any applications to become a registered user of the Trademarks in the Territory. Atlantic will comply with the terms of any such registered user agreement. On the termination of this Agreement, Atlantic will co-operate with PTML in deregistering any license or registered user agreement previously registered with government authorities in the Territory. Atlantic will assist in preparing and executing any documents necessary to accomplish such deregistration.

7.8     FAILURE OF ANY TRADEMARK
        ------------------------

If any Trademark is declared or determined to be invalid or illegal for any reason whatsoever including but not detracting from the generality of the foregoing a decision by the competent courts, legislation, statutes or any other requirements having the force of law, or if PTML determines, in its sole discretion, that it is no longer desirable to use a particular Trademark, then Atlantic shall immediately cease use of that Trademark, PTML shall not be liable to Atlantic for any losses or costs associated with the abandonment of the Trademark, and such event will not have any effect on the remainder of this Agreement, which will remain in full force and effect.

If required by PTML, Atlantic and its Sub-licensees will enter into a separate trademark license agreement containing the term specified in this Article 7 and such additional or other terms as PTML may consider necessary or appropriate, in its sole discretion, for the protection of the Trademarks.

                                    ARTICLE 8
               DISCLOSURE OF KNOW-HOW AND CONFIDENTIAL INFORMATION

8.1     DEFINITIONS
        -----------

For the purposes of this Agreement, the following words and expressions have the following meanings:

"Confidential  Information"  means:

     (a) all information disclosed by PTML to Atlantic including, without limitation, the Software, the Manuals and the Know-how or by Atlantic to PTML, whether disclosed before or after the execution of this Agreement;

     (b)  the  terms  of  this  Agreement;  and

     (c) without limiting the generality of clause (a), all financial, operating, technical and other information and materials concerning any party, or its direct or indirect subsidiaries and its properties, assets and prospects which is furnished to a Receiving Party by a Disclosing Party;

     (d)  the  Know-how;  and

     (e)  the  Transaction  Information;

          provided however that the processing of a transaction through the PTML System shall not be considered disclosure of Confidential Information by any party, and all data collected by PTML or Atlantic relating to transactions effected by Atlantic customers over the PTML System will be considered Confidential Information of PTML, and in any event Confidential Information will not include:

     (f) any information which is generally available to the public or becomes available as a result of a disclosure by any party as allowed under the provisions of this Agreement;

     (g) any information which was available to the Receiving Party on a non-confidential basis prior to its disclosure to the Receiving Party provided that within thirty days after disclosure the Receiving Party proves that availability with evidence satisfactory to the Disclosing Party, acting reasonably;

     (h) any information which becomes available to the Receiving Party on a non-confidential basis from a third party, provided that such source is not to the knowledge of the Receiving Party bound by a confidentiality agreement with the Disclosing Party or its Representatives;

     (i) any information which is required to be disclosed by a court of competent jurisdiction; or

     (j) any information which is required to be disclosed pursuant to the timely disclosure requirements imposed by law or by stock exchange policies applicable to the Receiving Party and, in such cases, only where the Disclosing Party has been given a reasonable opportunity to review such proposed disclosure and the Receiving Party has maintained confidentiality to the greatest extent permissible under such laws and policies.

     "Disclosing Party" means a party which has disclosed Confidential Information to another party.

     "Receiving Party" means a party to whom Confidential Information is disclosed.

     "Representatives" means, with respect to any party, the designated representatives of that party and its directors, officers, employees, financial, legal and accounting advisors and other agents who need to know the Confidential Information or Transaction Information for the purposes specified in this Article.

     "Transaction  Information"  means:

     (a) the fact that information has been made available from one party to another, or is being inspected;

     (b) the fact that any discussions or negotiations are taking place concerning this Agreement, Atlantic, or any other possible association between the parties; or

     (c) any of the terms, conditions or other facts relating to this Agreement or any other possible association between the parties, including the status of this Agreement or any such possible association.

8.2     CONFIDENTIALITY
        ---------------

Each Receiving Party will not make any use of any Confidential Information disclosed by a Disclosing Party except in accordance with the terms of this Agreement, and all such Confidential Information will be used only for the purpose of furthering the business and operations of Atlantic. Each Receiving Party will retain in confidence all such Confidential Information. A Receiving
Party will not acquire any interest in any Confidential Information received from a Disclosing Party by reason of this Agreement or by reason of the disclosure of such Confidential Information pursuant to this Agreement. Each Receiving Party shall not disclose to any third party any such Confidential Information or allow such Confidential Information to be disclosed, except in accordance with the terms of this Agreement.

8.3     TRANSACTION INFORMATION
        -----------------------

Without the prior written consent of the other parties, none of the parties will disclose, and each of the parties will cause their Representatives not to disclose, to any person any Transaction Information as that term is defined in
Section  8.1  above.

8.4     PROTECTION OF CONFIDENTIAL INFORMATION
        --------------------------------------

Each Receiving Party will take the steps necessary to protect the confidentiality of all Confidential Information disclosed by a Disclosing Party. Each such Receiving Party will each take appropriate action by instruction or agreement with its Representatives to protect the confidentiality of such Confidential Information and to ensure that each of the Representatives of the Receiving Party is bound by the obligation specified in this Article. Each Receiving Party will be responsible for any breach of this Article by any of its Representatives. Atlantic will cause each of its Representatives to enter into a confidentiality agreement with Atlantic, by which such Representatives will agree to comply with the obligations specified in this Article. Each Receiving Party will provide at least the same level of protection as it affords to its own proprietary information. Each Receiving Party will not make or allow copies of such Confidential Information to be made. Any copies of such Confidential Information which are made by a Receiving Party will include all copyright notices and any other proprietary notices contained in such Confidential
Information, and will display such notices not less prominently than such notices are displayed in such Confidential Information. The Receiving Party will not remove or permit such notices to be removed.

8.5     NO SUB-LICENSING OF CONFIDENTIAL INFORMATION
        --------------------------------------------

For clarity, and without limiting the generality of any other provision of this Agreement, Atlantic is not by this Agreement granted the right to, and Atlantic will not, grant any sub-license to others to use any of the Confidential Information disclosed to it by PTML without the prior written consent of PTML.

8.6     CERTAIN DISCLOSURES
        -------------------

The parties acknowledge that it may be necessary for the purpose of furthering the business and operations of Atlantic to disclose Confidential Information to governmental agencies. The parties agree that such disclosures will be made jointly and will not be made without prior agreement between them as to the time, form and substance of such disclosure.

8.7     DISCLOSURE REQUIRED BY LAW
        --------------------------

If any Receiving Party or the Representatives of any Receiving Party are requested pursuant to, or are required by, applicable law, regulation or legal process to disclose any Confidential Information or Transaction Information, then the Receiving Party will promptly notify the Disclosing Party and so confirm in writing, so that appropriate remedies may be taken or compliance be waived with the terms of this Agreement. In such case, the Receiving Party requested or required to disclose Confidential information or Transaction Information, as applicable, and as advised by counsel, will disclose only that portion of the Confidential Information or Transaction Information which is legally required to be disclosed and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the disclosed Confidential Information or Transaction Information.

8.8     USE OF KNOW-HOW AND IMPROVEMENTS
        --------------------------------

In the event of any inconsistency between the terms of this Article and the terms of Section 4.20 or Article 11, the terms of Section 4.20 and Article 11 shall be superseded by the terms of this Article.

8.9     INJUNCTIVE RELIEF
        -----------------

The parties each acknowledge that irreparable harm will result if they breach their obligations under this Article. The parties each acknowledge that such a breach would not be properly compensable by an award of damages. Accordingly, the parties each agree that the remedies for any such breach may include, in addition to other available remedies and damages, injunctive relief or other equitable relief enjoining such breach at the earliest possible date.

8.10     SURVIVAL
         --------

The obligations under this Article will continue during the term of this Agreement, and for a period of three years after the expiration or termination of this Agreement.

                                    ARTICLE 9
                                    COPYRIGHT

9.1     OWNERSHIP OF MANUALS
        --------------------

The Manuals and any translation of the Manuals, together with the copyright in them, will at all times remain the property of PTML. Any updates to the Manuals provided from time to time, any translation of them, and the copyright in both the updates and the translations, will at all times remain the property of PTML. Atlantic will not make or use any copies, translations, derivations or alternative versions of the Manuals, without the prior written consent of PTML.

9.2     TRANSLATIONS
        ------------

Atlantic will not make or use any translations of any marketing materials or end-user sub-licenses without the prior written consent of PTML.

9.3     COPIES OF SOFTWARE, SUB-LICENSES AND MANUALS FOR SUB-LICENSEES
        --------------------------------------------------------------

PTML will provide to Atlantic one complete reproducible set of the Software and end-user sub-licenses for distribution to Sub-licensees and end-users, and PTML will make copies of or provide electronic access to Manuals for Sub-licensees and end-users. Subject to any restrictions in licenses between PTML and third party copyright owners or authorized distributors relating to the Software, Atlantic will be permitted to reproduce any copies, derivations or alternative versions of the Software, sub-licenses or Manuals for Sub-licensees and end-users, without the prior written consent of PTML.

9.4     TRAINING  AND  ADVERTISING  MATERIALS
        -------------------------------------

The copyright in any training and advertising materials provided by PTML to Atlantic, and any translation of such training and advertising materials, will at all times remain the property of PTML. PTML hereby grants to Atlantic the right to reproduce such materials in the same form as the originals, only for the purpose of the Business.

                                   ARTICLE 10
                 PATENTS AND OTHER INTELLECTUAL PROPERTY RIGHTS

10.1     PATENTED TECHNOLOGY
         -------------------

The PTML System does not, at this time, include patented technology. If PTML subsequently acquires ownership or licenses of patented technology which PTML considers necessary or appropriate for the operation of the Business in the Territory, then PTML and Atlantic will amend this Agreement to include an appropriate license of such patented technology, on such terms as PTML may then require of its licensees, acting reasonably.

                                   ARTICLE 11
                            RESEARCH AND DEVELOPMENT

11.1     IMPROVEMENTS
         ------------

Atlantic will use all reasonable endeavours to conceive and develop new and improved methods of carrying out the Business and the PETS System and their utilization, including improvements and additions to the PETS System, Products and Software (all such conceptions, developments, improvements, additions and modifications are herein collectively referred to as the "Improvements"). Atlantic will promptly disclose to PTML any Improvements, whether made by or for Atlantic. PTML will determine in its sole discretion the feasibility and desirability of incorporating the Improvements into the Business, PETS System, Products, Software or any combination of them. Any Improvement solely originating from and developed by Atlantic that is incorporated into the PTML System will be licensed to Atlantic under this Agreement, without additional royalties. Other Improvements that are incorporated into the PTML System will be licensed to Atlantic on such terms as PTML may then require of its licensees, acting reasonably.

11.2     TITLE TO IMPROVEMENTS
         ---------------------

Atlantic agrees that neither it nor any employee or contractor will acquire any rights in any Improvements, and that all such Improvements are the property of PTML, whether made by or for PTML or Atlantic or any Subsidiary or Affiliate of any of them or by or for any employee or contractor of PTML or Atlantic. Atlantic hereby irrevocably and unconditionally assigns to PTML all present and future tight, title and interest it may have in respect of any Improvements, and Atlantic will promptly execute and deliver, and cause its Subsidiaries, Affiliates, agents, employees and contractors to promptly execute and deliver, to PTML such further documents and assurances and take such further action as PTML may from time to time request in order to more effectively carry out the intent and purpose of this Section, and to establish and protect the rights, interests and remedies of PTML.

                                   ARTICLE 12
                  INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS

12.1     INFRINGEMENT OF PTML INTELLECTUAL PROPERTY BY A THIRD PARTY
         -----------------------------------------------------------

If Atlantic becomes aware of any infringement by any third party of any of the intellectual property used in the Business or the System including, without limitation, any patent, industrial design, copyright, trademark, trade name, trade secret, know-how, Confidential Information or Improvements (collectively, "PTML Intellectual Property"), then Atlantic will immediately notify PTML in writing of the details of such infringement, and provide to PTML all information within its possession or control relating to such infringement. PTML will decide, in its sole discretion, what action to take against the alleged infringer, if any. PTML shall not be liable to Atlantic for any failure to take action. Atlantic will co-operate with and assist PTML as required by PTML.
Atlantic has no right to take any legal action or to settle any dispute regarding any such third party infringement in its own name without the prior written consent of PTML, which consent PTML may give or withhold in its sole discretion. Unless otherwise agreed between PTML and Atlantic, PTML shall bear the costs and expenses of any such proceedings and any proceeds from any third party infringement action will belong to PTML.

12.2     THIRD PARTY CLAIM THAT PTML INTELLECTUAL PROPERTY INFRINGES
         -----------------------------------------------------------

PTML will indemnify and hold harmless Atlantic and will defend, at its own expense, any threatened or actual suit against Atlantic based upon a claim that the PTML Intellectual Property infringes upon the intellectual property rights of any third party anywhere in the world, and will pay any settlement, costs and damages awarded, subject to Article 13, provided that:

     (a) such infringement has not resulted from a modification of the PTML Intellectual Property which has been effected by or for Atlantic or from Atlantic combining the PTML Intellectual Property or a portion of it with any other intellectual property;

     (b) PTML is notified in writing promptly of any notice received by Atlantic of any claim or of any threatened or actual suit;

     (c) PTML will have the right to control the defense of any claims, suits or proceedings and Atlantic will not settle any claims, suits or proceedings without the consent of PTML; and

     (d) at PTML's request and expense, PTML is given sufficient information and other assistance by Atlantic for the defense of the same.

Following receipt of a notice of any such claim or of any such threatened or actual suit, PTML may, at its option, either procure such rights as may be required or modify the PTML Intellectual Property in a manner sufficient to assure Atlantic the right to continue to use the PTML Intellectual Property as contemplated by this Agreement. This section states the entire liability of PTML in respect of the PTML Intellectual Property wherever and whenever subsisting.

                                   ARTICLE 13
                               LIMITED WARRANTIES

13.1     WARRANTY EXCLUSIONS
         -------------------

THE WARRANTIES EXPRESSLY SET OUT IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS. PTML, ITS SUBSIDIARIES AND AFFILIATES, AND THE PERSONS FROM WHOM PTML HAS OBTAINED ITS RIGHTS IN RELATION TO THE PTML INTELLECTUAL PROPERTY, MAKE NO OTHER WARRANTY OR CONDITION, EXPRESS OR IMPLIED, AND THERE ARE EXPRESSLY EXCLUDED ALL IMPLIED OR STATUTORY WARRANTIES OR CONDITIONS OF DURABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

13.2     LIMIT ON PTML'S LIABILITY
         -------------------------

Atlantic agrees that the aggregate liability of PTML and its Subsidiaries and Affiliates and their directors, officers, employees and agents arising out of contract, negligence, strict liability, tort or warranty, or for any breach or default entitling Atlantic to rescind or for breach of condition or fundamental term or fundamental breach or otherwise, in any way relating to this Agreement or any of the transactions contemplated herein, will not exceed in total the sum of CDN$1,000,000 for all such claims, determined using the exchange rate in effect at the time of payment.

13.3     LIMITATION PERIOD
         -----------------

No action, regardless of form, arising out of this Agreement may be brought by Atlantic against PTML more than two years after Atlantic has become aware that the cause of action has arisen.

13.4     AGREEMENT BENEFITS EMPLOYEES AND AGENTS
         ---------------------------------------

Every exemption from liability, limitation and condition contained in this Agreement for the benefit of PTML and every defence and immunity of whatsoever nature applicable to PTML or to which PTML is entitled under this Agreement will also be available and will extend to Subsidiaries and Affiliates of PTML or the directors, officers, employees, agents and independent contractors from time to time of PTML or of any Subsidiary or Affiliate of PTML and, for the purpose of all such provisions and this section, PTML is and will be deemed to be acting as agent and trustee on behalf of and for the benefit of all of them.

13.5     NO REPRESENTATION AS TO PROFITABILITY
         -------------------------------------

Atlantic acknowledges that no representation has been made by PTML as to the future profitability of the Business.

                                   ARTICLE 14
                           LICENSE FEES AND ACCOUNTING

14.1     PTML LICENSE FEE
         ----------------

For the Initial Term, PTML and Atlantic confirm that Atlantic shall pay a license fee of $250,000 (the "License Fee") for each quarter of each financial year of the Business (a "Financial Quarter"), within 15 days after the end of that Financial Quarter, commencing with the first Financial Quarter in which Revenue is earned by Atlantic. During the Initial Term, the License Fee shall be paid only from Revenue, and there shall be no accrual by which the License Fee exceeds the amount paid from Revenue. After the Initial Term, the License Fee shall be paid to PTML within 15 days after the end of each Financial Quarter, whether or not Revenues have been earned by Atlantic. After the Initial Term the License Fee shall be paid to PTML without deduction or right of setoff against payment of Royalties.

14.2     PTML ROYALTIES
         --------------

In addition to the License Fee referred to above, Atlantic shall pay PTML Royalties calculated in accordance with Schedule E. Unless otherwise agreed between Atlantic and PTML, Royalties payable under this section will be allocated and paid, for each Financial Quarter, within 15 days after the end of that Financial Quarter, commencing with the first Financial Quarter in which Revenue is received. Payments to be made to PTML will be made to such person and at such location as PTML may specify from time to time by notice in writing. Together with each payment, Atlantic will deliver an accounting in reasonable detail to confirm the calculation of the amount so paid.

14.3     OTHER CHARGES
         -------------

Atlantic will be responsible for paying all of the costs associated with establishing an Atlantic help desk, including the cost (where requested by Atlantic) of PTML providing consulting and support services, and preparing and submitting responses to requests for proposals.

14.4     EXPENSES
         --------

Atlantic will reimburse PTML for all reasonable expenses necessarily and actually incurred by PTML in the performance of any services for Atlantic (including, without limiting the generality of the foregoing, the software support services described in Section 6), provided that PTML submits to Atlantic detailed invoices and supporting documentation acceptable to Atlantic, acting reasonably. If employees of PTML are required to provide services (including, without limiting the generality of the foregoing, the software support services) at locations other than their own premises, reasonable expenses will include all reasonable travel, accommodation and food expenses of such employees. PTML will invoice Atlantic for such fees and expenses monthly in arrears. All such invoices will be payable by Atlantic within 30 days of the date of each such invoice.

14.5     GOVERNMENT CHARGES
         ------------------

The amounts specified in this Article are exclusive of any federal, state, provincial or municipal tariffs, duties, sales taxes, use taxes or similar taxes, which will be paid by Atlantic.

14.6     INTEREST
         --------

If any payment required to be made by Atlantic to PTML under this Agreement is not paid when due, Atlantic will also pay to PTML interest on such amount from the date when payment is due until the date payment is made at the rate of interest specified in Section 16.6.

14.7     BOOKS AND RECORDS
         ------------------

PTML and Atlantic will maintain current, complete and proper books and accounting records relating to the Business and all transactions relating to the receipt of, and the calculation of the amount of, Revenue and the sharing of Revenue in accordance with this Agreement. PTML and Atlantic will keep such books and records and all supporting documentation safe and freely available to each other for a period of six years from the end of the relevant financial year. Each of PTML and Atlantic will employ an independent chartered accountant to prepare annual accounts for the Business. Each party will provide to the other:

     (a) within 90 days after the end of each financial year of the Business (the "Financial Year") an audited financial statement, together with an audited certificate as to the calculation of Revenue and as to the calculation of the amounts payable under this Agreement and such other accounting and financial information as may reasonably be required by the other party; and

     (b) within 30 days after the end of each Financial Quarter, a copy of the unaudited management profit and loss account and balance sheet of the Business and such other accounting and financial information relating to it as may reasonably be requested by the other party.

Each statement or document required to be audited or certified by an auditor will be audited or certified by a firm of independent chartered accountants appointed by the party being audited.

14.8     AUDITS
         ------

Each party or its auditor or authorized representative will be entitled to inspect and audit the books of account and all supporting documentation of the other party relating to the Business at any time in respect of the whole or any part of the period of this Agreement and for six years after its termination or sale or transfer of the Business, by such party giving reasonable notice to the other party. Such inspection or audit will be conducted during normal business hours. If the audit (or any other inspection not being a full audit) shows that the accounting of the other party as to the calculation of the payments due under this Agreement or any other financial matters has been incorrect, then the auditing or inspecting party will promptly rectify the defect in the amount accounted for or the accounting system defect, as the case may be. Any party which owes money to the other as a result of such audit or inspection will immediately pay to the other party any amounts due and previously unpaid. In the event the amount due is in excess of 5% of the amount paid for such period, the paying party shall also pay the costs incurred in carrying out the audit or other inspection plus interest in accordance with Section 16.6.

                                   ARTICLE 15
                         REPRESENTATIONS AND WARRANTIES

15.1     REPRESENTATIONS AND WARRANTIES OF PTML
         --------------------------------------

PTML  represents  and  warrants  to  Atlantic  that:

     (a) PTML is duly incorporated, validly existing, and is in good standing with respect to all filings required under the laws of its jurisdiction of incorporation;

     (b) PTML has good and sufficient right and authority to enter into and perform its obligations under this Agreement; and

     (c) The execution and delivery of this Agreement by PTML and the performance by PTML of its obligations under of this Agreement is not, and will not with the passage of time become, a breach of any agreement to which PTML is a party or to which PTML is subject or any applicable law, statute, order, rule or regulation or any judgement, injunction or other order or award of any judicial, administrative, governmental or other authority or arbitrator to which PTML is subject or by which PTML is bound.

15.2     REPRESENTATIONS AND WARRANTIES OF ATLANTIC
         ------------------------------------------

Atlantic  represents  and  warrants  to  the  PTML  that:

     (a) Atlantic is duly incorporated, validly existing, and is in good standing with respect to all filings required under the laws of its jurisdiction of incorporation;

     (b) Atlantic has good and sufficient right and authority to enter into and perform its obligations under this Agreement; and

     (c) The execution and delivery of this Agreement by Atlantic and the performance by Atlantic of its obligations under of this Agreement is not, and will not with the passage of time become, a breach of any agreement to which Atlantic is a party or to which Atlantic is subject or any applicable law, statute, order, rule or regulation or any judgement, injunction or other order or award of any judicial, administrative, governmental or other authority or arbitrator by which Atlantic is bound.

                                   ARTICLE 16
                                TERM AND DEFAULT

16.1     TERM
         ----

Unless earlier terminated by the Agreement of Atlantic and PTML, or unless otherwise terminated pursuant to this Article, this Agreement will be for a term commencing on the date of this Agreement and continuing for an initial term of one year after such date (the "Initial Term"). PTML acknowledges receipt of an initial fee of $50,000 in respect of the Initial Term.

16.2     RENEWALS
         --------

If Atlantic so elects, this Agreement may be renewed for further ten year term (the "Term"), on the terms and conditions contained in this Agreement. The option of Atlantic to so elect to renew this Agreement is exercisable by Atlantic giving to PTML notice in writing of its desire to renew this Agreement and on the payment by Atlantic to PTML of a renewal fee of $50,000, which payment will be credited against the License Fee for the first Financial Quarter during the Term. The notice must be given not more than six months nor less than three months before the end of the Initial Term.

After the Term, if Atlantic so elects, this Agreement may be renewed for additional consecutive ten year terms (the "Additional Term"), on the terms and conditions contained in PTML's then current master technology license agreement and on the following terms:

     (a) The option of Atlantic to so elect to renew this Agreement is exercisable by Atlantic giving to PTML notice in writing of its intention to renew this Agreement and on the payment by Atlantic to PTML of a renewal fee of $50,000, which payment will be credited against the License Fee for the first quarter of the Additional Term. The notice must be given not more than six months nor less than three months before the end of the Term.

     (b) The terms of the agreement to be entered into for the Additional Term will be those contained in PTML's then current master technology license agreement, except that the parties will negotiate in good faith to establish minimum license fees, sales and royalty requirements for the Additional Term. On receiving the notice of election, PTML will provide to Atlantic a copy of PTML's then current master technology license agreement.

     (c) The Term will not be renewed if, at the time of giving notice of its desire to renew the Term or on the effective date of the proposed renewal, Atlantic is in breach of a material term of this Agreement or if, during the Term, Atlantic has been in regular breach of this Agreement. If PTML decides not to renew the Agreement, then, within 30 days after receiving notice from Atlantic, PTML must give written notice to Atlantic of the refusal to renew, detailing the reasons for such refusal. For clarity, the foregoing does not limit PTML's right to refuse to renew based on material breaches occurring after Atlantic's notice.

     (d) It will be a condition of the renewal that Atlantic waives all claims that it has or may have against PTML based on facts or actions prior to or at the date of the new agreement.

     (e) If this Agreement is renewed, Atlantic will pay PTML's legal and administrative costs of such renewal.

16.3     GOVERNMENT ACTION
         -----------------

If new laws or regulations, or the other actions of government or other regulatory bodies, prevent implementation this Agreement or otherwise render the contemplated activities of Atlantic illegal or incapable of performance, then either Atlantic or PTML may terminate this Agreement by 90 days prior notice in writing to the other, provided however that if either Atlantic or PTML disputes whether such an event has occurred, this Agreement will remain in full force and effect until such dispute is resolved by the dispute resolution procedure described in Section 17.3.

16.4     EVENT OF DEFAULT
         ----------------

It will be an event of default (an "Event of Default"), Atlantic will be a defaulting party (the "Defaulting Party") and PTML will be a nondefaulting party (the "Nondefaulting Party") if any one or more of the following events occurs;

     (a) if Atlantic is in breach of any material term of this Agreement and such breach is not cured within 30 days of Atlantic receiving written notice from PTML specifying the breach in reasonable detail, or within such longer period of time as may be reasonably necessary to cure such breach provided that Atlantic is acting in good faith and with all reasonable diligence to cure such breach;

     (b) if Atlantic is, or is adjudicated, insolvent or stops or suspends payment of its respective debts or is (or is deemed to be) unable to or admits inability to pay respective debts generally as they fall due or proposes or enters into any composition or other arrangement for the benefit of its creditors generally or if Atlantic makes an assignment for the benefit of its creditors, is declared bankrupt, or otherwise takes advantage of provisions for relief under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or similar legislation in any jurisdiction, or makes a proposal under the Bankruptcy and Insolvency Act (Canada) or initiates proceedings under similar legislation in any jurisdiction;

     (c) if a receiver, receiver and manager or receiver-manager of all or any part of the assets of Atlantic is appointed and such receiver, receiver and manager or receiver-manager is not discharged within 30 days of such appointment; or

     (d) if an order is made or an effective resolution is passed for the winding-up or liquidation of Atlantic.

It will be an event of default (an "Event of Default"), PTML will be a defaulting party (the "Defaulting Party") and Atlantic will be a nondefaulting party (the "Nondefaulting Party") if any one or more of the following events occurs:

     (e) if PTML is in breach of any material term of this Agreement and such breach is not cured within 30 days of PTML receiving written notice from Atlantic specifying the breach in reasonable detail, or within such longer period of time as may be reasonably necessary to cure such breach provided that the Defaulting Party is acting in good faith and with all reasonable diligence to cure such breach;

     (f) if PTML makes an assignment for the benefit of its creditors, is declared bankrupt, or otherwise takes advantage of provisions for relief under the bankruptcy legislation in its jurisdiction of incorporation, or initiates proceedings under similar legislation in any jurisdiction;

     (g) if a receiver, receiver and manager or receiver-manager of all or any part of the assets of PTML is appointed and such receiver, receiver and manager or receiver-manager is not discharged within 30 days of such appointment; or

     (h) if an order is made or an effective resolution is passed for the winding-up or liquidation of PTML.

16.5     REMEDIES
         --------

If an Event of Default occurs under Section 16.4, then, after using the dispute resolution procedure described in Section 17.3, the Nondefaulting Party may:

     (a) elect to terminate this Agreement, by notice in writing to the other party (without prejudice to any claim for damages for any breach of any obligation which occurred prior to such termination); or

     (b) pursue any remedy available in law or in equity, the Defaulting Party acknowledging that specific performance, injunctive relief (mandatory or otherwise) or other equitable relief may be the only adequate remedy for an Event of Default; or

     (c) take all actions in its own name or in the name of the Defaulting Party as may reasonably be required to cure the Event of Default, and all payments, costs and expenses paid or incurred by the Nondefaulting Party will be payable by the Defaulting Party to the Nondefaulting Party on demand with interest as provided in Section 16.6; or

     (d) waive the Event of Default provided that any waiver of a particular Event of Default will not operate as a waiver of any subsequent or continuing Event of Default.

16.6     INTEREST RATE
         -------------

If either party is required by this Agreement to pay monies to the other party, then such monies will bear interest at the rate of 2% per month, calculated and paid monthly (equivalent to 26.8% per annum) from the date payment is due until payment in full of the monies owed.

16.7     TERMINATION
         -----------

Upon the termination of this Agreement for any reason whatsoever, the following provisions will apply:

     (a) Atlantic will immediately return to PTML all copies and translations of the Manuals, together with all other training materials, records, documents and any other materials whatsoever, written, electronic or otherwise, containing Confidential Information of PTML.

     (b) Unless permitted in writing by PTML (and if so permitted, only to the extent so permitted), Atlantic will immediately discontinue the use of the PETS System and the Trademarks, and will discontinue the use of any and all signs and printed materials bearing such Trademarks or any reference to them, and will not disclose, reveal or publish all or any portion of the PETS System.

     (c) Atlantic will immediately change its name, so that the name does not include the word "PTML" or any Trademark or any term confusingly similar to PTML or any Trademark.

16.8     POSSESSION OF THE BUSINESS
         --------------------------

If this Agreement is terminated for any reason whatsoever, or if Atlantic is in breach of any material term of this Agreement and PTML, after written notice of such breach to Atlantic, considers it necessary or appropriate to do so, PTML will have an immediate right to enter and take possession of the Business and all assets used directly or indirectly by Atlantic in the Business in order to maintain the continuous operation of the Business, to provide for an orderly change of management and disposition of property, and to otherwise protect the rights and interests of PTML, its licensees, and the customers of the Business.

16.9     SURVIVAL OF TERMS
         -----------------

Article  I,  Sections  4.7,  4.8, 4.9, 4.11, 4.12, 4.14, 4.15, 4.18, 4.19, 4.20,
4.21,  4.24,  4.25, 4.26, 6.7, 6.8, 6.10, 6.11, 6.13, 6.14, 6.15, 7.2, 7.3, 7.7,
Articles and 9, Section 11.2, and Articles 13, 14, 16 and 17 will survive the expiration or termination of this Agreement and will remain in full force and effect following such expiration or termination. The expiration or termination of this Agreement will not affect the rights of any party to make a claim for damages arising from a breach of any provision of this Agreement which occurred prior to such expiration or termination.

16.10     INDEMNITY BY ATLANTIC
          ---------------------

Atlantic will defend, indemnify and save harmless PTML, its Subsidiaries and Affiliates, and the directors, officers, employees, agents and independent contractors of each of them (the "Indemnified Persons") and each of them from and against all actions, proceedings, demands, claims, liabilities, losses, damages, judgments, costs and expenses including, without limiting the generality of the foregoing, legal fees and disbursements on a solicitor and his own client basis (together with all applicable taxes) which the Indemnified Persons or any of them or their personal representatives may be liable to pay or may incur by reason of any misrepresentation or breach of warranty or failure to comply with the obligations of Atlantic as specified in this Agreement.

16.11     INDEMNITY BY PTML
          -----------------

PTML will defend, indemnify and save harmless Atlantic its Subsidiaries and Affiliates, and the directors, officers, employees, agents and independent contractors of each of them (the "Indemnified Persons") and each of them from and against all actions, proceedings, demands, claims, liabilities, losses, damages, judgments, costs and expenses including, without limiting the generality of the foregoing, legal fees and disbursements on a solicitor and his own client basis (together with all applicable taxes) which the Indemnified Persons or any of them or their personal representatives may be liable to pay or may incur by reason of any misrepresentation or breach of warranty or failure to comply with the obligations of PTML as specified in this Agreement.

                                   ARTICLE 17
                                     GENERAL

17.1     OBLIGATIONS TO ACT IN GOOD FAITH AND WITH FAIRNESS
         --------------------------------------------------

PTML agrees to act in good faith and with fairness to Atlantic, with the purpose of dealing fairly and equitably with it in performance of its obligations under this Agreement. Atlantic agrees to act in good faith and with fairness to PTML, with the purpose of dealing fairly and equitably with it in performance of its obligations under this Agreement.

17.2     MUTUAL TRUST
         ------------

In entering into this Agreement, Atlantic and PTML recognize that it is impractical to make provision for every contingency and accordingly Atlantic and PTML hereby declare it to be their intention that this Agreement will operate between them with fairness and without detriment to the interests of either of them and if in the course of performance of this Agreement unfairness to any party is disclosed or anticipated then Atlantic and PTML will use their best endeavours to agree upon such action as may be necessary and equitable to remove the cause or causes of the same.

17.3     DISPUTE RESOLUTION
         ------------------

If any difference, controversy, claim or dispute arises out of or in connection with this Agreement or in connection with any agreement to be entered into between the parties which is supplemental to or otherwise referred to in this Agreement (the "Dispute"), then the parties will seek to resolve the Dispute amicably by using the following procedure before pursuing any other remedies available to them:

     (a) Either party may give written notice (the "Notice") to the other party describing the nature of any Dispute which has arisen, and requiring that the procedures specified in this section be followed;

     (b) Upon either party giving a Notice, the parties will meet within 30 days after the date of the Notice to attempt to resolve the Dispute amicably by discussions between them;

     (c) If, within 30 days after the date of the Notice, the parties have not been able to resolve the Dispute amicably by agreement between them, then the parties will submit the Dispute to a neutral advisor appointed by agreement between the parties to assist them in resolving the Dispute. Either party may propose the name of a suitable person to be appointed. If no such person is appointed by agreement between the parties within 14 days after this Subsection becomes effective, either party may request that the International Chamber of Commerce appoint a neutral advisor acceptable to both parties;

     (d) With the assistance of the neutral advisor appointed in accordance with the previous subsection, the parties will seek to resolve the Dispute by using an alternative dispute resolution ("ADR") procedure agreed between the parties or, in default of such agreement, established by the neutral advisor. Unless otherwise agreed between the parties, or unless otherwise expressly provided in this section, the Rules of Conciliation of the International Chanter of Commerce will apply to such procedure;

     (e) If the parties accept any recommendations made by the neutral advisor or otherwise reach agreement as to the resolution of the Dispute, such agreement will be recorded in writing and signed by the parties (and, if applicable, the neutral advisor), whereupon the agreement will become binding upon the parties;

     (f)  If:

          (i) the Dispute has not been resolved to the satisfaction of both parties within 30 days after the appointment of the neutral advisor; or

         (ii) either party fails or refuses to agree to or participate in the ADR procedure; or

        (iii) in any event the Dispute is not resolved within 90 days alter the date of the Notice, then the Dispute shall be referred to arbitration and finally settled under the Rules of Arbitration of the International Chamber of Commerce by a single arbitrator appointed in accordance with such rules. The place of arbitration will be Toronto, Canada. The language of arbitration will be English; or

     (g) If the Dispute involves a claim that a certain, quantified sum of money is owing, then the alleged debtor shall within 30 days after receipt of the Notice pay the amount in issue into Court or to the solicitors for the claimant or as may otherwise be agreed between the parties, to be held in trust as security for the amount claimed.
          Default by the alleged debtor in fulfilling this obligation shall constitute a material default entitling the claimant to terminate this Agreement.

17.4     GOVERNING LAW AND ATTORNMENT
         ----------------------------

This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in that Province. Subject to Section 17.3, the parties irrevocably submit to and accept generally and unconditionally the exclusive jurisdiction of the courts and appellate courts of the Province of Ontario and Canada with respect to any legal action or proceeding which may be brought at any time relating in any way to this Agreement. Each of the parties irrevocably waives any objection it may now or in the future have to the venue of any such action or proceeding, and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient forum.

17.5     TIME OF THE ESSENCE OF THE AGREEMENT
         ------------------------------------

Unless otherwise specifically provided in this Agreement, time will be of the essence of this Agreement and of the transactions contemplated by this Agreement.

17.6     REMEDIES NOT EXCLUSIVE
         ----------------------

The remedies provided to the parties under this Agreement are cumulative and not exclusive to each other, and no such remedy will be deemed or construed to affect any right to which either of the parties is entitled to seek at law, in equity or by statute.

17.7     NOTICES
         -------

Any notice, direction, request or other communication required or contemplated by any provision of this Agreement will be given in writing and will be given by delivering or faxing same to PTML or Atlantic, as the case may be, as follows:

     (a)  To PTML:

          THE PRIVATE TREATY MARKET PLC
          1 Mark Road
          Hemel Hempstead
          Hertfordshire
          HP2 7BN

          Attention:  Chief Executive

          Fax No.:   +44 (0) 1442 262018

     (b)  To Atlantic at:

          Atlantic Group Holdings Inc.
          c/o Caplay plc
          36 King Street,
          London WC2E 8JS

          Attention:  Chief Executive
          Fax  No.:  +44 (0) 20 7759-8567

Any such notice, direction, request or other communication will be deemed to have been given or made on the date on which it was delivered or, in the case of fax, on the next business day after receipt of transmission. Any party may change its fax number or address for service from time to time by written notice in accordance with this section.

17.8     APPROVALS
         ---------

Any approval or consent given by PTML under this Agreement will only be valid if given in writing.

17.9     ASSIGNMENT
         ----------

Except as provided below, the Business is not transferable by Atlantic and this Agreement is not assignable by Atlantic in whole or in part, except to an Affiliate or Subsidiary, without the prior written consent of PTML which may not be unreasonably withheld. Any attempt by Atlantic to assign any of the rights or to delegate any of the duties or obligations of this Agreement without such prior written consent is void. Any other assignment occurring by operation of law such as on a bankruptcy or amalgamation will be deemed an Event of Default under this Agreement, entitling each of the other parties to exercise all of the rights and remedies it would otherwise be entitled to exercise for an assignment made without consent. An assignment to an Affiliate or Subsidiary, including without limitation any wholly-owned Subsidiary of Atlantic, may be undertaken by either party without the prior consent of the other party.

17.10     NO PARTNERSHIP
          --------------

None of the provisions of this Agreement will be deemed to constitute or create a partnership between the parties and none of the parties will have any authority to bind or will be deemed to be the agent of the other parties for any purpose whatsoever.

17.11     ENGLISH LANGUAGE
          ----------------

The English language version of this Agreement is the authoritative one. The English language version of the Manuals is the authoritative version. In the event of any conflict between the language of any other version and that of the English version, the English version will prevail. All notices and other communications under this Agreement will be in English. All legal proceedings and arbitrations will be conducted in English.

17.12     COUNTERPARTS
          ------------

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All of these counterparts will for all purposes constitute one agreement, binding on the parties, notwithstanding that all parties are not signatories to the same counterpart. A fax transcribed copy or photocopy of this Agreement executed by a party in counterpart or otherwise will constitute a properly executed, delivered and binding agreement or counterpart of the executing party.

17.13     WAIVER
          ------

No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right. No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

17.14     RULE AGAINST PERPETUITIES
          --------------------------

If any right, power or interest held by or to be acquired by any party in the Properties under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of 50 years after the date of this Agreement.

17.15     FURTHER ASSURANCES
          ------------------

Each of the parties will promptly execute and deliver to the others at the cost of the requesting party such further documents and assurances and take such further actions as any other party may from time to time request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies intended to be created in favour of the other.

17.16     ACKNOWLEDGEMENT OF RECEIPT
          ---------------------------

Each  of  the parties acknowledges receiving an executed copy of this Agreement.

17.17     ENUREMENT
          ---------

Subject to the restrictions on transfer contained in this Agreement, this Agreement will enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and permitted assigns.

[the  balance  of  this  page  is  intentionally  blank]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.


THE PRIVATE TREATY MARKET PLC


By:  /s/ Lindsay Meredith Smith
     --------------------------

Name:  Lindsay Meredith Smith
Title: Director
The  Private Equity Treaty Market PLC


ATLANTIC GROUP HOLDINGS INC.


By:  /s/ P.T. Claridge
     -----------------

Name:  P.T. Claridge
Title: Director
Atlantic Group Holdings Inc.